Inflation Reduction Act – Section 45X December 19, 2023

1 Certain statements in this presentation, and those made by Century Aluminum Company management on the conference call, relate to future events and expectations and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may” often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, assumptions, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements, whether as a result of new information, future events, or otherwise. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission (“SEC”). Although we have attempted to identify material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. Our forward-looking statements include, without limitation, statements with respect to: future global and domestic financial and economic conditions; the outlook for the global aluminum and alumina markets including benchmark and premium pricing levels; our assessment of U.S. and European energy and power markets; costs associated with our other key raw materials, and supply and availability of those key raw materials, including power (and related natural gas and coal); our assessment of power price and availability for our U.S. and European operations including the likelihood and extent of any power curtailments; the impact of the wars in Ukraine and Israel including any related impacts on global energy markets and/or any sanctions and export controls targeting Russia and businesses tied to Russia and to sanctioned entities and individuals, including any possible impact on our business, operations, financial condition, results of operations and global supply chains; the future financial and operating performance of Century and its subsidiaries; our ability to successfully manage market risk and to control or reduce costs; our plans and expectations with respect to future operations of the Company and its subsidiaries, including any plans and expectations to curtail or restart production, including the expected impact of any such actions on our future financial and operating performance; our plans and expectations with regards to future operations of our Mt. Holly smelter, including our expectations as to the restart of curtailed production at Mt. Holly, including the timing, costs and benefits associated with restarting curtailed production; our plans with regards to future operations of our Hawesville smelter, including our expectations as to the timing, costs and benefits associated with restarting curtailed production; our plans and expectations with regards to the Grundartangi casthouse project, including our expectations as to the timing, costs and benefits associated with the Grundartangi casthouse project; our plans and expectations with respect to the acquisition of a 55% interest in Jamalco, including our expectations as to the costs and benefits associated with this transaction; our ability to successfully obtain and/or retain competitive power arrangements for our operations; our ability to realize potential tax benefits, and the ultimate amount of such benefits, under the Inflation Reduction Act of 2022; our ability to access existing or future financing arrangements and the terms of any such future financing arrangements; our ability to repay or refinance debt in the future; and other factors described in more detail in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in our other SEC filings. Cautionary Statement

Section 45X to benefit U.S. primary aluminum industry

IRA overview

- The U.S. government passed the Inflation Reduction Act (IRA), effective for 2023 calendar year and thereafter
- Guidance on the IRA production tax credit under Section 45X was published by the U.S. Treasury on 12/14/23
- The tax credit applies to the production of critical minerals and renewable energy components

45X production tax credits

- Domestically produced primary aluminum eligible for Section 45X production tax credits
  - Section 45X provides a 10% credit of eligible production costs
  - Eligible costs include, but are not limited to, labor, electricity, depreciation and amortization, and overhead
- 45X benefit accounted for as a reduction in COGS
- Century expects to recognize initial full-year 2023 EBITDA and net income benefit of $55 - 60MM at year end
- Treasury Department also considering adding direct and indirect material costs as eligible costs under 45X
  - Additional potential annual benefit of $45 - 50MM for CENX

Century eligible facilities

- Sebree: Primary smelter located in KY – 220k MT capacity
- Mt. Holly: Primary smelter located in SC – 230k MT capacity
- Hawesville: Primary smelter located in KY – 250k MT capacity

Payment period and details

- 2023-2027: tax credit to be received as direct cash payment made in arrears; payment for 2023 expected in 2H 2024
- 2028+: tax credit continues in form of tradeable tax credit
- Tax credit for critical minerals does not have phase out provision

Century ALUMINUM

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